Mannatech Reports First Quarter End 2021 Financial Results

(FLOWER MOUND, Texas) May 11, 2021 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its first quarter of 2021.

First Quarter End Results

First quarter net sales for 2021 were $38.3 million, an increase of $1.7 million, or 4.7%, as compared to $36.6 million in the first quarter of 2020. Income from operations increased to $2.8 million for the first quarter of 2021, from $2.0 million in the same period in 2020.

Net income was $2.2 million, or $1.04 per diluted share, for the first quarter of 2021, as compared to net income of $2.8 million, or $1.15 per diluted share, for the first quarter of 2020.

Gross profit as a percentage of sales increased to 81.2% for the three months ended March 31, 2021, as compared to 80.9% for the same period in 2020.

Commission and incentives as a percentage of net sales remained constant at 40.7% for each of the three months ended March 31, 2021 and 2020.

For the three months ended March 31, 2021, overall selling and administrative expenses increased by $0.2 million to $7.1 million, as compared to $6.9 million for the same period in 2020. The increase in selling and administrative expenses was due to a $0.3 million increase in payroll costs, a $0.1 million increase in marketing costs, which was partially offset by a $0.1 million decrease in stock-based compensation and a $0.1 million decrease in contract labor costs.

For the three months ended March 31, 2021, other operating costs decreased by $0.2 million, or 4.4%, to $5.1 million, as compared to $5.3 million for the same period in 2020. The decrease in operating costs was primarily due to a $0.3 million decrease in travel and entertainment and a $0.1 million decrease in office expenses, which was partially offset by a $0.2 million increase in consulting fees.

For the three months ended March 31, 2021, provision for taxes was $0.3 million, or an effective rate of 13.3%. For the three months ended March 31, 2020, taxes were a $0.9 million benefit. The effective tax rate for the three months ended March 31, 2020 was different from the federal statutory rate due primarily to the $1.2 million benefit recorded in connection with the carryback of U.S. net operating losses as allowed by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), enacted March 27, 2020.

The approximate number of new and continuing independent associate and preferred customer positions held by individuals in Mannatech’s network and associated with purchases of products as of March 31, 2021 and 2020 were approximately 187,000 and 166,000, respectively. Recruitment increased 4.6% in the first quarter of 2021 as compared to the first quarter of 2020. The number of new independent associate and preferred customer positions in the company’s network for the first quarter of 2021 was approximately 19,538 as compared to 18,687 in 2020.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Safe Harbor statement

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “hope,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, the impact of COVID-19 on Mannatech’s business, the availability and effectiveness of vaccines on a widespread basis, the impact of any mutations of the COVID-19 virus, Mannatech's inability to attract and retain associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Individuals interested in Mannatech's products or in exploring its business opportunity can learn more at Mannatech.com

Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)

ASSETS	March 31, 2021 (unaudited)	December 31, 2020
Cash and cash equivalents	$23,576	$22,207
Restricted cash	944	944
Accounts receivable, net of allowance of $872 and $817 in 2021 and 2020, respectively	225	186
Income tax receivable	536	1,008
Inventories, net	13,625	12,827
Prepaid expenses and other current assets	3,645	2,962
Deferred commissions	2,220	2,343
Total current assets	44,771	42,477
Property and equipment, net	3,949	4,494
Construction in progress	976	864
Long-term restricted cash	3,126	4,346
Other assets	10,866	11,977
Long-term deferred tax assets, net	1,053	1,178
Total assets	$64,741	$65,336
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of finance leases	$89	$76
Accounts payable	4,836	4,797
Accrued expenses	7,369	8,691
Commissions and incentives payable	11,804	10,998
Taxes payable	1,251	1,400
Current notes payable	755	553
Deferred revenue	5,788	5,472
Total current liabilities	31,892	31,987
Finance leases, excluding current portion	111	129
Deferred tax liabilities	3	3
Long-term notes payable	—	—
Other long-term liabilities	6,392	7,245
Total liabilities	38,398	39,364

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,063,280 shares outstanding as of March 31, 2021 and 2,742,857 shares issued and 2,071,081 shares outstanding as of December 31, 2020	—	—
Additional paid-in capital	33,757	33,795
Retained earnings	4,074	2,213
Accumulated other comprehensive income	3,794	5,150
Treasury stock, at average cost, 679,577 shares as of March 31, 2021 and 671,776 shares as of December 31, 2020	(15,282)	(15,186)
Total shareholders’ equity	26,343	25,972
Total liabilities and shareholders’ equity	$64,741	$65,336

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share information)

	Three Months Ended March 31,
	2021	2020
Net sales	$38,319	$36,605
Cost of sales	7,222	7,008
Gross profit	31,097	29,597
Operating expenses:
Commissions and incentives	15,598	14,889
Selling and administrative expenses	7,111	6,855
Depreciation and amortization expense	510	520
Other operating costs	5,089	5,322
Total operating expenses	28,308	27,586
Income from operations	2,789	2,011
Interest income, net	22	50
Other expense, net	(282)	(208)
Income before income taxes	2,529	1,853
Income tax (provision) benefit	(335)	934
Net income	$2,194	$2,787
Earnings per common share:
Basic	$1.06	$1.17
Diluted	$1.04	$1.15
Weighted-average common shares outstanding:
Basic	2,071	2,391
Diluted	2,116	2,415

Non-GAAP Financial Measures (Sales, Gross Profit and Income from Operations in Constant Dollars)

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

The table below reconciles first quarter 2021 constant dollar net sales, gross profit and income from operations to GAAP net sales, gross profit and income from operations.

	March 31, 2021		March 31, 2020	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net Sales	$38.3	$36.8	$36.6	$0.2	0.5%
Product	35.9	34.6	35.9	(1.3)	(3.6)%
Pack and associate fees	2.2	2.1	0.5	1.6	320.0%
Other	0.2	0.2	0.2	—	—%
Gross profit	31.1	29.9	29.6	0.3	1.0%
Income from operations	2.8	2.4	2.0	0.4	20.0%